                          FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE dated as of August 29, 1997 by and among OccuSystems, Inc., a Delaware corporation ("OccuSystems"), United States Trust Company of New York, a New York state banking corporation, as Trustee (the "Trustee"), and Concentra Managed Care, Inc., a Delaware corporation ("Concentra").

                                    RECITALS

     A. OccuSystems executed and delivered to the Trustee an indenture dated as of December 24, 1996 (the "INDENTURE") pursuant to which OccuSystems issued $97,750,000 aggregate principal amount of its 6% Convertible Subordinated Notes due 2001 (the "NOTES").

     B. Article V of the Indenture provides that OccuSystems may, without the consent of the holders of the Notes, enter into a supplemental indenture (the "SUPPLEMENTAL INDENTURE") to evidence the succession of another corporation to OccuSystems and the assumption by such successor of all the obligations of OccuSystems in connection with the Notes and the Indenture.

     C. OccuSystems has entered into an Agreement and Plan of Reorganization dated April 21, 1997 (the "REORGANIZATION AGREEMENT"), by and among OccuSystems, CRA Managed Care, Inc., a Massachusetts corporation ("CRA"), and Concentra pursuant to which (i) OccuSystems will be merged with and into Concentra with the separate corporate existence of OccuSystems ceasing and
(ii) a wholly-owned subsidiary of Concentra will be merged with and into CRA with the separate corporate existence of such subsidiary ceasing (the "MERGERS").

     D. OccuSystems desires to amend the Indenture to provide for the assumption by Concentra of the obligations of OccuSystems under the Notes and the Indenture.

     E. OccuSystems has duly authorized the execution and delivery of this First Supplemental Indenture.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

     Section 1. CONFIRMATION OF ORIGINAL INDENTURE. Except as amended and supplemented hereby, the Indenture is hereby ratified, confirmed and reaffirmed in all respects. The Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     Section 2.  SUCCESSOR CORPORATION SUBSTITUTED.  In accordance with
Article V of the Indenture, upon consummation of the Mergers, Concentra shall succeed to, and be substituted for, and may exercise every right and power of, OccuSystems under the Indenture with the same effect as if Concentra had been named therein as OccuSystems.

     Section 3. ASSUMPTION OF OBLIGATIONS. Upon the consummation of the Mergers, Concentra hereby assumes all of the obligations of OccuSystems under the Indenture and the Notes with the same effect as if Concentra had been named therein as OccuSystems.

     Section 4.  MISCELLANEOUS.

     (a) EXECUTION AS SUPPLEMENTAL INDENTURE. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture.

     (b) COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     (c) EFFECT OF HEADINGS. The headings contained in this First Supplemental Indenture are for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, OccuSystems, the Trustee and Concentra have cause this Supplemental Indenture to be signed on their behalf by their duly authorized representatives, all as of the date first above written.

                                OCCUSYSTEMS, INC.



                                By: /s/ Richard A. Parr II
                                    --------------------------------------------
                                    Richard A. Parr II
                                    Executive Vice President and General Counsel


                                UNITED STATES TRUST COMPANY OF NEW YORK



                                By: /s/ Gerald F. Ganey
                                    --------------------------------------------
                                    Name: Gerald F. Ganey
                                         ---------------------------------------
                                    Title: Senior Vice President
                                          --------------------------------------


                                CONCENTRA MANAGED CARE, INC.



                                By: /s/ Richard A. Parr II
                                    --------------------------------------------
                                    Richard A. Parr II
                                    Executive Vice President and General Counsel